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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Colorado Business Bankshares, Inc. on Form S-8 of our report dated February 25, 2000 appearing in the Annual Report on Form 10-KSB of Colorado Business Bankshares, Inc. for the year ended December 31, 1999 and in the Company's prospectus dated February 1, 2001, and to the reference to us under the heading "Experts" in this Registration Statement.


                                       /s/ DELOITTE & TOUCHE LLP
                                       Deloitte & Touche LLP


February 12, 2001
Denver, Colorado